Exhibit 99.1

For immediate release:

— dELiA*s Announces Appointment of Independent Director —

— dELiA*s Completes Rights Offering —

NEW YORK, NEW YORK – February 16, 2006 dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19, today announced that it has named Carter Evans, age 56, as an independent member of its board of directors.

Mr. Evans is a Managing Director with Alvarez & Marsal, LLC, a New York-based provider of specialized debtor management and advisory services, a position he has held since January 1995. Prior to joining Alvarez & Marsal, Mr. Evans had over twenty years experience in workouts and turnarounds serving in various capacities at Chemical Bank and later Lehman Brothers. He presently serves as a member of the Board of Directors of Timex Group, and has previously served on the boards of Pratt-Read Corp. and the successor to US Financial. During his career, Mr. Evans has served as President of the Arrow Shirt Company and Arrow International (both part of Cluett American Group). He was also actively involved in the restructurings of Chrysler, International Harvester, Federated Department Stores, Allied Stores and General Homes. Mr. Evans earned his BBA from Emory University in Atlanta.

Robert E. Bernard, Chief Executive Officer of dELiA*s, Inc., commented, “We are very pleased to welcome Carter to our board of directors as we continue to build an extremely knowledgeable and capable leadership team for our company. Carter’s wide experience and deep understanding of core fundamental business issues and structural finance, coupled with his background and expertise in the retailing and apparel sectors, should serve us well. We look forward to benefiting from his guidance and insight as we focus our efforts on growing our brands and our businesses in order to create value for both our consumers and our shareholders.”

Additionally, dELiA*s reported that it has completed its previously announced rights offering. Stockholders exercised subscription rights to purchase 2,040,570 shares of dELiA*s common stock, of the 2,691,790 shares offered in the rights offering, at a subscription price of $7.43 per share, raising a total of $15,161,435. The remaining 651,220 shares are expected to be purchased by MLF Investments, LLC or its affiliates, on or prior to February 24, 2006 at the same $7.43 per share, pursuant to the backstop agreement between dELiA*s and MLF, resulting in aggregate gross proceeds to the company of $20 million.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19. Its brands – dELiA*s, Alloy and CCS – generate revenue by selling apparel, accessories, footwear, room furnishings and action sports equipment predominantly to teenage consumer through direct mail catalogs, websites and, for dELiA*s, mall-based specialty retail stores.

Safe Harbor Language

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results see the “Risk Factors That May Affect Future Results” section of our Registration Statement on Form S-1, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

CONTACT:
dELiA*s, Inc.	Integrated Corporate Relations, Inc.
John Holowko	Chad Jacobs/James Palczynski
212.807.9060	203.682.8200